Van Kampen Bond Fund
                          Item 77(O) 10F-3 Transactions
                        July 1, 2003 - December 31, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
Packaging   07/15/  400,00   $99.14 $39,657,  585,00  0.003%   0.26
Corporatio    03      0,             200,000     0              6%     Morgan
   n of               000                                             Stanley,
 America                                                             Citigroup,
                                                                     JP Morgan,
                                                                      ABN AMRO
                                                                     Incorporat
                                                                     ed, Harris
                                                                      Nesbitt,
                                                                       Tokyo-
                                                                     Mitsubishi
                                                                     Internatio
                                                                      nal Plc,
                                                                      Wachovia
                                                                     Securities
                                                                     , Deutsche
                                                                        Bank
                                                                     Securities
                                                                        and
                                                                      Northern
                                                                       Trust
                                                                     Securities
                                                                        Inc


 Eastman                                                             Citigroup,
  Kodak     10/07/  5,006,   $99.88 $500,000  600,00   0.12%   0.27    Lehman
 Company      03      007             ,000       0              %    Brothers,
                                                                        BNP
                                                                      PARIBAS,
                                                                      Deutsche
                                                                        Bank
                                                                     Securities
                                                                      , HSBC,
                                                                       Morgan
                                                                      Stanley
                                                                     and Scotia
                                                                      Capital


                                                                      Barclays
   ICI      11/18/  5,015,   $99.70 $500,000  640,00   0.01%   0.29   Capital,
Wilmington    03      045             ,000       0              %    Citigroup,
   Inc.                                                                 UBS
                                                                     Investment
                                                                       Bank,
                                                                       Morgan
                                                                      Stanley,
                                                                      ABN AMRO
                                                                     Incorporat
                                                                     ed, HSBC,
                                                                       Mizuho
                                                                     Internatio
                                                                      nal plc,
                                                                      Standard
                                                                     Chartered
                                                                      Bank and
                                                                     The Royal
                                                                      Bank of
                                                                      Scotland


                                                                     Citigroup,
Hutchison                                                             Goldman
 Whampoa                                                               Sachs
Internatio  11/19/  15,039   $99.74 $1,500,0  705,00   0.05%   0.32    (Asia)
   nal        03     ,101              00,       0              %    LLC, HSBC,
(3/33)Limi                             000                            Merrill
   ted                                                                Lynch &
                                                                        Co,
                                                                      Deutsche
                                                                      Bank, JP
                                                                     Morgan and
                                                                       Morgan
                                                                      Stanley

                                                                     Citigroup,
Internatio                                                            Deutsche
nal Paper   12/10/  5,008,   $99.84 $500,000  655,00   0.13%   0.29     Bank
 Company      03      012             ,000       0              %    Securities
                                                                      , Credit
                                                                       Suisse
                                                                       First
                                                                     Boston, JP
                                                                     Morgan and
                                                                       Lehman
                                                                      Brothers